UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT
PURSUANT TO SECTION 14 (C)
of the
SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ X ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[ ]	Definitive Information Statement

Jobsinsite, Inc.
 (Exact name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.
1) Title of each class of securities to which transaction applies: Common Stock Par Value $0.001
2) Aggregate number of securities to which transaction applies: 2,625,425
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined): 0
4) Proposed maximum aggregate value of transaction: 0
5) Total fee paid: 0

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration No.:
3) Filing Party:
4) Date Filed.

INFORMATION STATEMENT
FOR
JOBSINSITE, INC.

42450 Hollywood Blvd., Suite 105
Hollywood, Florida 33020
 (305) 766-6267

May 11, 2009

To Our Stockholders:

The attached Information Statement is being delivered to you pursuant to Regulation 14C of the Securities Exchange Act of 1934 (the “Exchange Act”).

 WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished to the stockholders of Jobsinsite, Inc., a New York corporation (“JOBI”), in connection with the following corporate action in connection with resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the voting rights of Jobsinsite providing for shareholder authorization to the board of directors of the corporation approving:

1)       The merger of Jobsinsite, Inc. into Soleil Capital L.P., a Delaware limited partnership with Soleil Capital L.P. as the surviving entity. The effect of which is the conversion of the company from a corporation to a publicly traded limited partnership. Soleil Capital L.P. will be managed by Soleil Capital Management L.L.C. a Delaware Limited Liability Company.

As a result of the merger, each share of Jobsinsite, Inc. common stock outstanding immediately prior to the merger will been converted into and become one unit of limited partnership interest in Soleil Capital L.P.

The attached Information Statement is being sent on or about May 12, 2009 to all shareholders of record on May 1, 2009 of Jobsinsite, Inc., a New York corporation (the “Company“) in connection with the above proposals and pursuant to Rule 14c-2 of the Exchange Act.  The Company has 2,625,425 shares of its Common Stock outstanding.  The Information Statement also constitutes notice to the Company’s stockholders of the taking of corporate action by written consent of the stockholders, as required by Section 615 of the New York Business Corporation Law.  I encourage you to read the Information Statement, and accompanying information carefully, but you need not take any action at this time.  On May 1, 2009, the Board of Directors of Jobsinsite, Inc. approved and stockholders holding 2,357,632 shares of our Common Stock (or 89.8% of the voting rights of our capital stock outstanding) consented in writing to the action described below, which action will not, under the Federal securities laws, rules, and regulations, be effective until at least 20 days after the distribution of this Information Statement.  Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding voting equity stock of Jobsinsite, Inc. and which is sufficient under the New York Business Corporation Law and our By-Laws to approve the action.  Accordingly, the action will not be submitted to the other stockholders of Jobsinsite, Inc. for a vote and this Information Statement is being furnished  to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated there under, including Regulation 14C.

Sincerely,
/s/ Adam Laufer
Adam J Laufer Chairman and President

May 11, 2009

Jobsinsite, Inc.
42450 Hollywood Blvd., Suite 105
Hollywood, Florida 33020

ITEM 1.

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished to all holders of the common stock of Jobsinsite, Inc., a New York corporation ("JOBI"), in connection with resolution of the Board of Directors and the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Jobsinsite.  The board of directors, as approved by the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Jobsinsite, provides public notice of the approval and authorization for a merger of Jobsinsite, Inc. into Soleil Capital L.P., a Delaware limited partnership with Soleil Capital L.P. as the surviving entity. The effect of which is the conversion of the  company from a corporation to a publicly traded limited partnership. Soleil Capital L.P. will be managed by Soleil Capital Management L.L.C. a Delaware Limited Liability Company.  As a result of the merger, each share of Jobsinsite, Inc. common stock outstanding immediately prior to the merger will been converted into and become one unit of limited partnership interest in Soleil Capital L.P.

The Board of Directors, and persons owning a majority of the outstanding voting securities of Jobsinsite, have  adopted, ratified and approved the proposed actions by the JOBI Board of Directors.  No other votes are required or necessary.  See the caption "Vote Required for Approval" below.  The merger would become effective upon filing of 1) a certificate of merger with the New York Secretary of State’s office  and 2) a certificate of merger with the Delaware Secretary of State’s office.

ACTION 1. AUTHORIZATION OF PLAN OF MERGER AND AUTHORIZATION
TO CAUSE FILINGS OF CERTIFICATES OF MERGER

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO APPROVE A PLAN OF MERGER AND TO CAUSE TO BE FILED CERTIFICATES OF MERGER WITH THE NEW YORK AND DELAWARE SECRETARY OF STATE’S OFFICES

On May 1, 2009, stockholders holding 89.8% of the voting power of the Company's issued and outstanding Common Stock executed written consents in lieu of meeting authorizing our Board of Directors to approve a plan of merger by and between Jobsinsite, Inc. and Soleil Capital L.P. and to cause to take any and all actions necessary, including but not limited to filing with the Secretary of States’ offices certificates of merger as required by New York and Delaware Law to effect said merger.

Purpose and Effect of Merger of Jobsinsite, Inc. and Soleil Capital L.P.

The merger and resulting conversion of Jobsinsite, Inc. to Soleil Capital L.P. is being executed in connection with a change of business model and strategy.  Since inception in July of 2004 the company has generated nominal revenues through the sale of software items related to the job search industry. Management believes that an opportunity exists in the market to acquire interests in secondary transactions of venture backed enterprises, distressed assets including but not limited to real estate and other investment opportunities; and as a result and in an effort to establish operations in the venture capital and private equity industry has undertaken to reorganize the business as a public limited partnership.

        In connection with the merger Soleil Capital L.P.’s general partner, Soleil Capital Management L.L.C., which is owned by our current executive officer, Adam Laufer, will manage all of our operations and activities. The limited liability company agreement of Soleil Capital Management L.L.C. establishes a board of directors that will be responsible for the oversight of our business and operations. Our general partner's board of directors will be elected in accordance with its limited liability company agreement, where Mr. Laufer (or, following their withdrawal, death or disability, any successor founder designated by him), will have the power to appoint and remove the directors of our general partner. Following the withdrawal, death or disability of our founder (and any successor founder), the power to appoint and remove the directors of our general partner will revert to the members of our general partner who hold a majority in interest in our general partner.

        Our common unitholders do not elect our general partner or its board of directors and, unlike the holders of common stock in a corporation, will have only limited voting rights on matters affecting our business and therefore limited ability to influence decisions regarding our business. Furthermore, if our common unitholders are dissatisfied with the performance of our general partner, they will have little ability to remove our general partner.

        Moreover as a limited partnership we may qualify for exceptions from certain corporate governance and other requirements of the certain SRO's (Self Regulatory Organizations.)  Pursuant to these exceptions, limited partnerships may elect not to comply with certain corporate governance requirements, including the requirements (1) that a majority of the board of directors of our general partner consist of independent directors, (2) that we have a nominating/corporate governance committee that is composed entirely of independent directors and (3) that we have a compensation committee that is composed entirely of independent directors. In addition, we will not be required to hold annual meetings of our common unitholders.  Accordingly, you may not have the same protections afforded to equityholders of entities that are subject to all of the corporate governance requirements of corporations or other corporate entity structures.

       Additionally, conflicts of interest may arise among our general partner and its affiliates, on the one hand, and Soleil Capital L.P. and its common unitholders, on the other hand. As a result of these conflicts, our general partner may favor its own interests and the interests of its affiliates over the interests of our common unitholders. These conflicts include, among others, the following:

       our general partner determines the amount and timing of our investments and dispositions, indebtedness, issuances of additional partnership interests and amounts of reserves, each of which can affect the amount of cash, if any, that is available for distribution to you;

       our general partner is allowed to take into account the interests of parties other than us in resolving conflicts of interest, which has the effect of limiting its duties (including fiduciary duties) to our common unitholders.

       other than as set forth in the non-competition and non-solicitation agreements to which our senior managing directors are subject, which may not be enforceable, affiliates of our general partner and existing and former personnel employed by our general partner are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us;

       our general partner has limited its liability and reduced or eliminated its duties (including fiduciary duties) under the partnership agreement, while also restricting the remedies available to our common unitholders for actions that, without these limitations, might constitute breaches of duty (including fiduciary duty). In addition, we have agreed to indemnify our general partner and its affiliates to the fullest extent permitted by law, except with respect to conduct involving bad faith, fraud or willful misconduct. By purchasing our common units, you will have agreed and consented to the provisions set forth in our partnership agreement, including the provisions regarding conflicts of interest situations that, in the absence of such provisions, might constitute a breach of fiduciary or other duties under applicable state law;

       our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered, or from entering into additional contractual arrangements with any of these entities on our behalf, so long as the terms of any such additional contractual arrangements are fair and reasonable to us as determined under the partnership agreement;

       our general partner determines how much debt we incur and that decision may adversely affect our credit ratings;

       our general partner determines which costs incurred by it and its affiliates are reimbursable by us;

       our general partner controls the enforcement of obligations owed to us by it and its affiliates; and

  our general partner decides whether to retain separate counsel, accountants or others to perform services for us.

Also, Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligations to us or our common unitholders whatsoever. When our general partner, in its capacity as our general partner, is permitted to or required to make a decision in its "sole discretion" or "discretion" or that it deems "necessary or appropriate" or "necessary or advisable," then our general partner will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any limited partners and will not be subject to any different standards imposed by the partnership agreement, the Delaware Limited Partnership Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law. Hence, we and our common unitholders will only have recourse and be able to seek remedies against our general partner if our general partner breaches its obligations pursuant to our partnership agreement. Unless our general partner breaches its obligations pursuant to our partnership agreement, we and our common unitholders will not have any recourse against our general partner even if our general partner were to act in a manner that was inconsistent with traditional fiduciary duties. Furthermore, even if there has been a breach of the obligations set forth in our partnership agreement, our partnership agreement provides that our general partner and its officers and directors will not be liable to us or our common unitholders for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. These modifications are detrimental to the common unitholders because they restrict the remedies available to common unitholders for actions that without those limitations might constitute breaches of duty (including fiduciary duty).

Whenever a potential conflict of interest exists between us and our general partner, our general partner may resolve such conflict of interest. If our general partner determines that its resolution of the conflict of interest is on terms no less favorable to us than those generally being provided to or available from unrelated third parties or is fair and reasonable to us, taking into account the totality of the relationships between us and our general partner, then it will be presumed that in making this determination, our general partner acted in good faith. A common unitholder seeking to challenge this resolution of the conflict of interest would bear the burden of overcoming such presumption. This is different from the situation with Delaware corporations, where a conflict resolution by an interested party would be presumed to be unfair and the interested party would have the burden of demonstrating that the resolution was fair.

Our general partner may transfer its general partner interest to a third party in a merger or consolidation without the consent of our common unitholders. Furthermore, at any time, the members of our general partner may sell or transfer all or part of their limited liability company interests in our general partner without the approval of the common unitholders, subject to certain restrictions as described elsewhere in this prospectus. A new general partner may have different objectives and governing terms that differ materially from  our present management.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed conversion of shares of common stock to limited partnership units.  This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof.  Any of these authorities could be repealed, overruled, or modified at any time.  Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws.  This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE EXCHANGE OF COMMON STOCK INTERESTS FOR LIMITED PARTNERSHIP INTERESTS, INCLUDING THE APPLICABILITY OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The effect of the merger is to convert the corporation into a limited partnership; as a result of the conversion the exchange of shares of common stock for limited partnership interests is regarded as a taxable event under internal Revenue Service rules.  The exchange has a de facto effect of a liquidation and distribution of assets to shareholders on a pro-rata basis.  As of the date of the merger and resulting conversion, the company had no assets  or liabilities and inasmuch the conversion is not expected to have a tax consequence on the company’s shareholders.

Subsequent to the merger, Soleil Capital L.P. will be treated as a partnership and not as a corporation for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether or not cash distributions are then made. Accordingly, an investor in this offering will generally be required to pay U.S. federal income taxes with respect to the income and gain of Soleil Capital L.P. that is allocated to such investor, even if Soleil Capital L.P. does not make cash distributions.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

On May 1 2009, several of the Company's stockholders executed a written consent in lieu of meeting pursuant to section 615 of the New York Business Corporation Law in which the stockholders authorized the Company's Board of Directors merge Jobsinsite into Soleil Capital L.P. a Delaware limited partnership the effect of which is to convert the company from a corporation to a public limited partnership, as further described in this information statement.

The following questions and answers address briefly some questions you may have regarding this information statement.  These questions and answers may not address all questions that may be important to you as a stockholder.  Please refer to the more detailed information contained elsewhere in this information statement.

Q:	Why did you send me this information statement?

A:

We sent you this information statement to inform you about recent actions taken by holders of a majority of the voting power of the Company's issued and outstanding Common Stock by executing a written consent in lieu of meeting.  You are not required to take any action with respect to any of the information set forth in this information statement.

Q:	Will the actions taken by written consent also be submitted to all of the Company's stockholders for approval?

A:

No.  Under New York Business Corporation Law section 615, stockholder action taken by written consent in lieu of a meeting is effective as if taken at a meeting of the Company's stockholders.  No further stockholder approval is necessary and there will be no meeting specifically called for the purpose of approving again the actions taken by written consent described herein.

Q:	How many shares of the Common Stock were eligible to consent to the actions described in this information statement and who was eligible to take action by written consent in lieu of meeting?

A:

The Company's Board of Directors set May 1, 2009 as the record date (the "Record Date").  The Company's stockholders on the Record Date were eligible to take action by written consent in lieu of meeting.  As of the Record Date, there were 2,625,425 shares of Common Stock issued and outstanding.  Each share of Common Stock entitled the holder thereof to one vote on each matter that may come before a meeting of the Company's stockholders or on actions taken by written consent in lieu of meeting.

Q:	What vote was required to authorize and approve the actions taken by written consent in lieu of meeting?

A:

Under New York law and pursuant to the Company's articles of incorporation and bylaws, any action required or permitted to be taken at a meeting of the Company's stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power entitled to consent thereto on the Record Date.  Stockholders holding an aggregate of 89.8% of the voting power executed the written consent.

VOTE REQUIRED FOR APPROVAL

The vote required to approve the proposal is the affirmative vote of the holders of a majority of Jobsinsite voting stock.  Each holder of Common Stock is entitled to one (1) vote for each share held.  The record date for purposes of determining the number of outstanding shares of voting Stock of Jobsinsite and for determining Stockholders entitled to vote is the close of business on May 1, 2009 (the “Record Date”).  As of the Record Date, Jobsinsite, Inc. has outstanding 2,625,425 shares of Common Stock.

Section 615 of the New York Business Corporation Law (“New York Law”) provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.

Pursuant to Section 903 of the New York Law, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to approve a plan of merger.  In order to eliminate the costs, delay and management time involved in having a special meeting of Stockholders and obtaining proxies and in order to effect the proposed name change as early as possible, the Board of Directors of Jobsinsite voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of Jobsinsite as of the Record Date.

Pursuant to Section 615(c) of the New York Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting of the Stockholders of record who have not consented in writing to such action.  This Information Statement is tended to provide such notice.

DISSENTER'S RIGHTS OF APPRAISAL

Rights of Dissenting Stockholders.

Because the Company will not be technically the "surviving corporation," stockholders of the Company who do not vote in favor of the Merger may have the right to seek to obtain payment in cash of the fair value of their shares by complying with the requirements of Section 623 of the New York BCL. The dissenting stockholders must file with the Company before a taking of the vote on the Merger a written objection including a statement of intention to demand payment for shares and stating such stockholder's name and residence address, the number of shares of stock as to which dissent is made and a demand for payment of the fair value of such shares if the Merger is consummated. Such stockholder may not dissent as to less than all shares owned. Within ten days after the vote of stockholders authorizing the Plan of Merger, the Company must give written notice of such authorization to each such dissenting stockholder. Within twenty days after the filing of such notice, any stockholder to whom the Company failed to give notice of the Annual Meeting who elects to dissent from the Merger must file with the Company a written notice of such election, stating such stockholder's name and residence address, the number of shares of stock as to which dissent is made and a demand for payment of the fair value of the shares. Such stockholder may not dissent as to less than all shares owned. At the time of filing the notice of election to dissent or within one month thereafter, dissenting stockholders must submit certain certificates representing shares to the Company or its transfer agent for notation thereon of the election to dissent, after which such certificates will be returned to the stockholder.

Failure to submit the certificates may result in the loss of dissenter's rights. Within 15 days after the expiration of the period within which stockholders may file their notices of election to dissent, or within 15 days after consummation of the Merger, whichever is later (but not later than ninety days after the stockholders' vote authorizing the Merger), the Company must make a written offer (which, if the Merger has not been consummated, may be conditioned upon such consummation) to each stockholder who has filed such notice of election to pay for the shares at a specified price which the Company considers to be their fair value. If the Company and the dissenting stockholder are unable to agree as to such value, Section 623 provides for judicial determination of value.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Company’s stock is Island Stock Transfer, Inc., 100 Second Avenue South, Suite 705S St. Petersburg, Florida 33701, telephone number of 727-289-0010.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on May 1, 2009 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, Jobsinsite had issued and outstanding 2,625,425 shares of $0.001 par value common stock. Shareholders and corporations holding a controlling interest equaling more than fifty percent (50%) of the voting rights of Jobsinsite, as of the record date, have consented to the Plan of Merger. The shareholders have consented to the action required to adopt the plan of merger  This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of May 1, 2009, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of May 1, 2009, there were 2,625,425 shares of common stock issued and outstanding.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT & NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common Stock ($0.001 par value)	Adam J Laufer 42450 Hollywood Blvd., Suite 105 Hollywood, FL 33020	1,178,816	44.9%
Common Stock ($0.001 par value)	Directors and Executive Officers as a Group	1	44.9%

Common Stock ($0.001) par value	International Capital Trust LLC 2301 Collins Ave. #1605 Miami Beach Fl 33139	1,178,816	44.9%
Common Stock ($0.001) par value	Beneficial owner(s) of more than 5% of the Company's common stock	1	44.9%

COMPENSATION OF DIRECTORS AND OFFICERS

Compensation of Executive Officers

Since inception and through April 30, 2009, we have not paid any salary, made any bonus payment, or granted any equity or non-equity incentives to any of our executive officers, other than reimbursement of actual expenses incurred by our executive officers in connection with the performance of their duties on behalf of the Company.  We may begin compensating our executive officers during fiscal year 2009, or at such later time as is deemed advisable by our Board of Directors.  Our executive officers are not a party to employment or other agreements with us regarding employment or compensation.  None of our executive officers is a party to any agreement or arrangement pursuant to which they are entitled to compensation upon termination of employment or a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

As of April 30, 2009, we had not granted any equity compensation, including stock options, restricted stock, or stock appreciation rights, to our executive officers.  We are not a party to, and our Board of Directors has not approved, any form of equity compensation plan or agreement for our executive officers.

Compensation of Directors

                Our directors do not receive compensation for their service as members of our Board of Directors, other than reimbursement of expenses incurred by our directors in connection with the performance of their duties on behalf of the Company.  Our Bylaws provide that, by resolution of the members of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of our Board of Directors, or paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary.

Directors and Executive Officers

The names and ages of the Directors and Executive Officers of the Company are as follows:

Name	Age	Position	Date of Election
Adam J. Laufer....................................	35	Chairman, President, & CEO	01-30-09

Adam Laufer, age 35 was appointed as president, secretary and treasurer of our company on January 2, 2009 and the sole directorship of the Company on January 30th 2009. Mr. Laufer is a practicing attorney whose primary areas of practice include, corporate and securities, law. Mr. Laufer has significant experience in working with, start-up, development stage and micro cap businesses in developing their business plan, identifying funding and growth opportunities, and in implementing liquidity strategies. Mr. Laufer sits on the board of directors of a national youth sports organization. Mr. Laufer graduated from Florida International University with a Bachelors of Arts degree in political science in 1996 and received his Juris Doctorate from the University of Miami School of Law in 1999. Mr. Laufer is a member in good standing of the Florida Bar. Mr. Laufer was born in Montreal, Canada and resides in Miami, Florida.

The Directors serve until the next annual meeting of shareholders or until their successors are elected.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

                Adam Laufer, holder of 44.9% of our outstanding voting common stock, our sole executive officer and member of the board of directors, upon consummation of our merger and conversion to a public limited partnership, will be the sole managing member of our general partner, for more information please refer to the section “Purpose and Effect of Merger of Jobsinsite, Inc. and Soleil Capital L.P.”

                The Company is not aware of any Director or any other person who opposes the merger and resulting conversion of the corporation to a limited partnership.

Proposals by Security Holders

                The Company’s Board of Directors does not know of any matters that are to be presented to the stockholders for their approval and consent pursuant to the written consent of the stockholders other than those referred to in this Information Statement.

ADDITIONAL INFORMATION

Additional information concerning Jobsinsite, Inc. including its Form 10-K annual report for the year ended December 31, 2008 and any reports on Form 8-K or other forms which have been filed with the Securities and Exchange Commission are incorporated herein by reference.  All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

Only one information statement is being delivered to multiple security holders sharing an address. Security holders sharing an address can request delivery of an information statement by contacting us at (305) 766-6267 or by sending a written request to 42450 Hollywood Blvd., Suite #105 Hollywood, Florida 33020.

Dated: May 12, 2009

By Order of the Board of Directors

/s/ Adam Laufer
Adam Laufer, President

EXHIBIT A

New York State Department of State Division of Corporations, State Records and Uniform Commercial Code One Commerce Plaza, 99 Washington Avenue Albany, NY 12231 www.dos.state.ny.us

CERTIFICATE OF MERGER OF

JOBSINSITE INC.
 (a New York Corporation)

INTO

SOLEIL CAPITAL L.P.
 (a Delaware Limited Partnership)

UNDER SECTION 904-a OF THE BUSINESS CORPORATION LAW

We, the undersigned Adam Laufer, being respectively the President, Treasurer and Secretary of  Jobsinsite Inc., and the Managing member of the General partner of Soleil Capital L.P. hereby certify:

    FIRST: The name of each constituent corporation/entity and state of incorporation/formation are as follows:

Name	State of Incorporation/Formation
Jobsinsite Inc.	New York
Soleil Capital L.P.	Delaware

    SECOND: The date when the certificate  of  incorporation  or  Jobsinsite Inc. was  filed with the New York department of state; JULY 19, 2004.

    THIRD:  (a) Soleil Capital L.P. a Delaware limited partnership, filed its articles of organization with the Delaware department of state on  May 1, 2009.

(b) Soleil Capital L.P. has not filed an application  for  authority with the New York department of state and Soleil Capital L.P. acknowledges that it is not to do business in New York until an  application  for  such  authority  shall  have  been  filed with the New York department of state.

    FOURTH: An agreement of merger has been approved and executed by the board of directors and the shareholders of Jobsinsite, Inc and the general partner of Soleil Capital L.P.

    FIFTH: The name of the surviving business entity is Soleil Capital L.P.

   SIXTH: Soleil Capital L.P. hereby agrees to be served in the state of New York in any action or special proceeding for the enforcement of any liability or obligation of  any  domestic  or  foreign  entity, previously amenable to suit in this state and for the enforcement of the right of shareholders or members to receive  payment  for  their  interests  against Soleil Capital L.P.

    SEVENTH: The Secretary of State is designated as agent of the entity upon whom process against it may be served. The address within or without this state to which the Secretary of State shall mail a copy of any process against entity served upon him or her is:  42450 Hollywood Blvd., Suite 105 Hollywood, FL 33020.

    EIGHTH: Soleil Capital L.P. agrees that,  subject  to  the  provisions  of  section  623 of the New York Business Corporation Law, Soleil Capital L.P. will promptly pay to the shareholders of Jobsinsite, Inc. the  amount,  if  any,  to  which they shall be entitled under the New York Business Corporation Law or  any  applicable  statute  relating  to  the  right  of  shareholders, owners and members to receive payment for their interests.

    NINTH: Soleil Capital L.P. is permitted and in compliance with the laws of the State of Delaware in the execution of this merger.

    TENTH:  The Agreement and Plan of Merger is on file at Soleil Capital L.P. place of business at 42450 Hollywood Blvd., Suite 105 Hollywood, FL 33020. A copy of the agreement of merger will be furnished by Soleil Capital L.P. on request and without cost to any person holding an interest in Jobsinsite, Inc.

JOBSINSITE INC.	SOLEIL CAPITAL L.P.
by SOLEIL CAPITAL MANAGEMENT L.L.C.
its general partner
X/s/Adam Laufer	X/s/ Adam Laufer
Adam Laufer, President	Adam Laufer

EXHIBIT B

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED PARTNERSHIP PURSUANT TO
SECTION 17-217 OF THE LIMITED PARTNERSHIP ACT

1.)  The jurisdiction where the Corporation first formed is:           NEW YORK.

2.)  The jurisdiction immediately prior to filing this Certificate is:  NEW YORK.

3.)  The date the corporation first formed is:   JULY 19, 2004

4.)  The name of the Corporation immediately prior to filing this Certificate is:  JOBSINSITE INC.

5.) The name of the Limited Partnership as set forth in the Certificate of Limited Partnership is:  SOLEIL CAPITAL L.P.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the

___rd day of _______, A.D. 2009.

By: SOLEIL CAPITAL MANAGEMENT L.L.C.
General Partner
Name: /s/Adam Laufer/
Adam Laufer